As filed with the Securities and Exchange Commission on June 5, 1998
                                                       Registration No. 33-86040
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                        POST-EFFECTIVE AMENDMENT NO. 1 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                The Talbots, Inc.
             (Exact name of Registrant as specified in its charter)

             Delaware                                     41-1111318
 (State or Other Jurisdiction of               (IRS Employer Identification No.)
  Incorporation or Organization)

                                 175 Beal Street
                          Hingham, Massachusetts 02043
                                 (781) 749-7600
                        (Address, including zip code, and
                    telephone number, including area code, of
                    Registrant's principal executive offices)

                     The Talbots, Inc. Amended and Restated
                    1993 Executive Stock Based Incentive Plan

                                Edward L. Larsen
                                The Talbots, Inc.
                                 175 Beal Street
                          Hingham, Massachusetts 02043
                                 (781) 749-7600
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)

                                   Copies to:
                              Warren J. Casey, Esq.
                          Pitney, Hardin, Kipp & Szuch
                                200 Campus Drive
                         Florham Park, New Jersey 07932
                                 (973) 966-6300


                         CALCULATION OF REGISTRATION FEE
---------------------------------- -------------------- --------------------- -------------------- ------------------
                                                           Proposed Maximum    Proposed Maximum
     Title of Each Class of           Amount to be        Offering Price Per  Aggregate Offering       Amount of
   Securities to be Registered         Registered              Unit(1)             Price(1)       Registration Fee
---------------------------------- -------------------- --------------------- -------------------- -------------------
Common Stock, par
value $0.01 per Share...........      3,310,000(2)              27.875          92,266,250.00         27,218.54
======================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee. Such estimate has been computed in accordance with Rule 457(h) based upon the maximum estimated offering price of the Common Stock of the Talbots, Inc. on June 3, 1998.

(2) A total of 5,960,000 shares of common stock are to be registered under the 1993 Executive Stock Based Incentive Plan. Of the 5,960,000 shares to be registered, 2,650,000 shares were registered on November 7, 1994 pursuant to Registration Statement 33-86040. 3,310,000 additional shares are subject to be registered pursuant to this Amendment.


                              Purpose of Amendment

         This post-effective amendment No. 1 to Registration Statement on Form S-8 is being filed for the purpose of registering the additional shares made available under the plan as a result of the amendment to the 1993 Executive Stock Based Incentive Plan (the "Amended Plan") that was approved by the shareholders of The Talbots, Inc. on May 21, 1998. The Amended Plan, attached hereto as Exhibit 10.47, increased the number of shares of Common Stock, par value $0.01 per share, authorized under the plan from 2,650,000 shares to 5,960,000 shares.



                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I of Form S-8 will be sent or given to employees of The Talbots, Inc. (the "Registrant") or its affiliates as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"). Such documents are not being filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements, pursuant to Rule 424 under the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents filed by the Registrant with the Commission are incorporated herein by reference:

                  1. The Registrant's Annual Report on Form 10-K for Registrant's fiscal year ending January 31, 1998 filed with the Commission on May 1, 1998.

                  2. The Registrant's Registration Statement on Form S-1 (No. 33-69082), which Registration Statement became effective November 18, 1993.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

         Not applicable. The common stock, $0.01 par value per share, of the Registrant is registered under Section 12 of the Exchange Act.

Item 5.  Interests of Named Experts and Counsel.

         Not applicable.

Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Act permits the Registrant to indemnify officers, directors or employees against expenses (including attorney's fees), judgments, fines and amounts paid in settlement in connection with legal proceedings "if [as to any officer, director or employee] he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal act or proceeding, had no reasonable cause to believe his conduct was unlawful," provided that with respect to actions by, or in the right of, the corporation against, such individuals, indemnification is not permitted as to any matter as to which such person "shall have been adjudged to be liable to the corporation, unless, and only to the extent that, the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper." Individuals who are successful in the defense of such action are entitled to indemnity for such expenses reasonably incurred in connection therewith.

         Section 6.4 of Article VI of the By-laws of the Registrant provides in effect that the Registrant shall indemnify its directors, officers and employees to the extent permitted by Section 145 of the General Corporation Law of the State of Delaware.

         A U.S. Purchase Agreement among Merrill Lynch & Co., Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Registrant, and an International Purchase Agreement among Merrill Lynch International Limited, Goldman Sachs International Limited, Morgan Stanley International and the Registrant, each dated November 18, 1993, provide for indemnification of the directors and certain officers of the Registrant by certain underwriters against certain civil liabilities, including liabilities under the Securities Act.

         Employment agreements between the Registrant and Arnold B. Zetcher and Mark Shulman provide for indemnification of Mr. Zetcher and Mr. Shulman as officers and directors of the Registrant.

         A policy of directors' and officers' liability insurance is maintained by the Registrant which indemnifies directors and officers for losses as a result of claims based upon certain acts or omissions as directors and officers of the Registrant.

Item 7.  Exemption from Registration Claimed.

         Not applicable.

Item 8.  Exhibits.

Exhibit Number   Description of Document

*4.1              --Certificate of Incorporation, as amended, of the Registrant.

*4.2              --By-laws of the Registrant.

*4.3              --Form of Common Stock certificate of the Registrant.

5.1               --Undertaking of the Registrant.

5.2               --Opinion of Pitney, Hardin, Kipp & Szuch.

10.47             --Amended and Restated 1993  Executive  Stock Based  Incentive
                  Plan

23.1              --Consent of Deloitte & Touche LLP.

24 --Powers of Attorney (set forth on signature page of the Registration Statement).


* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-69082).

Item 9.  Undertakings.

            1.       The undersigned Registrant hereby undertakes:

                    (a) To file,  during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

                     (b) That, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            3. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         Each person whose signature to the Registration Statement appears below hereby appoints Arnold B. Zetcher and Edward L. Larsen, and each individually, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all subsequent amendments to the Registration Statement, which amendments may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and had duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized, in the Town of Hingham, State of Massachusetts, on this 4th day of June, 1998.

                          THE TALBOTS, INC.

                          EDWARD L. LARSEN
                      By:_________________________________
                         Edward L. Larsen
                         Senior Vice President, Finance,
                         Chief Financial Officer and Treasurer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


                   **                            President and Chief Executive           June 4, 1998
-----------------------------------------             Officer and Director
           Arnold B. Zetcher

EDWARD L. LARSEN                                     Senior Vice President,              June 4, 1998
-----------------------------------------     Finance, Chief Financial Officer
            Edward L. Larsen                   and Treasurer (Principal Financial
                                                    and Accounting Officer)


                   **                               Chairman of the Board of             June 4, 1998
-----------------------------------------                  Directors
              Takuya Okada

                   **                                       Director                     June 4, 1998
-----------------------------------------
              Eiji Akiyama

                   **                                       Director                     June 4, 1998
-----------------------------------------
             Mashuru Isogai

                   **                                       Director                     June 4, 1998
-----------------------------------------
          Elizabeth T. Kennan

                   **                                       Director                     June 4, 1998
-----------------------------------------
              Motoya Okada

                                                            Director
-----------------------------------------
              Mark Shulman

                   **                                       Director                     June 4, 1998
-----------------------------------------
             Mark H. Willes


** Executed by Edward L. Larsen as attorney-in-fact pursuant to powers of attorney contained in Registration Statement on Form S-8 No. 33-86040 filed on November 7, 1994.

                                INDEX TO EXHIBITS


Exhibit Number   Description of Document

*4.1              --Certificate of Incorporation, as amended, of the Registrant.

*4.2              --By-laws of the Registrant.

*4.3              --Form of Common Stock certificate of the Registrant.

5.1               --Undertaking of the Registrant.

5.2               --Opinion of Pitney, Hardin, Kipp & Szuch.

10.47             --Amended and Restated 1993  Executive  Stock Based  Incentive
                  Plan

23.1              --Consent of Deloitte & Touche LLP.

24 --Powers of Attorney (set forth on signature page of the Registration Statement).


* Incorporated by reference to the Registrant's Registration Statement on Form S-1 (Registration No. 33-69082).